Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick J. Erlandson and David J. Lubben, or any of them (with full power to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Registration on Form S-3 of UnitedHealth Group Incorporated, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 16th day of March, 2005.

Signature	Title
/s/ William W. McGuire, M.D.	Chief Executive Officer and Chairman (principal executive officer)
William W. McGuire, M.D.

/s/ Patrick J. Erlandson	Chief Financial Officer (principal financial and accounting officer)
Patrick J. Erlandson

/s/ William C. Ballard, Jr.	Director
William C. Ballard, Jr.

/s/ Richard T. Burke	Director
Richard T. Burke

/s/ Stephen J. Hemsley	Director
Stephen J. Hemsley

/s/ James A. Johnson	Director
James A. Johnson

/s/ Thomas H. Kean	Director
Thomas H. Kean

/s/ Douglas W. Leatherdale	Director
Douglas W. Leatherdale

/s/ Mary O. Mundinger	Director
Mary O. Mundinger

/s/ Robert L. Ryan	Director
Robert L. Ryan

/s/ Donna E. Shalala	Director
Donna E. Shalala

/s/ William G. Spears	Director
William G. Spears

/s/ Gail R. Wilensky	Director
Gail R. Wilensky